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                                                                   Exhibit 99.2

                                                                 EXECUTION COPY





                               SECURITY AGREEMENT

                                      AMONG

                          ELEPHANT & CASTLE GROUP INC.,

                      ITS SUBSIDIARIES SIGNATORIES HERETO,

                                       AND

                  GE INVESTMENT PRIVATE PLACEMENT PARTNERS II,
                              A LIMITED PARTNERSHIP


                           dated as of October 6, 1999




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                               TABLE OF CONTENTS

                                                                        Page

1.    The Pledge and Security Interest.                                   1


2.    The Secured Obligations                                             5


3.    Continuing Security Interest; Transfer of Notes.                    5


4.    Debtor Remains Liable                                               6


5.    Security and Pledge Interests Absolute                              6


6.    Delivery of Pledged Property                                        7


7.    Dividends on Subsidiaries Shares                                    7


8.    Subrogation, etc                                                    7


9.    Representations and Warranties                                      8


10.   Certain Covenants                                                  11


11.   Secured Party                                                      18


12.   Default                                                            19


13.   Remedies                                                           20


14.   Closing Conditions                                                 24


15.   Miscellaneous Provisions.                                          25

Exhibit A -- List of Subsidiaries and Description of Shares

Exhibit B -- Leases

Exhibit C -- List of Properties Located in the United States

Exhibit D -- Trademark Agreement (US)

Exhibit E -- Assignment and Assumption of Lease

Exhibit F -- Letter Agreement

Exhibit G -- Landlord Consent

Schedule 9.5(a) -- Consents of Third Parties

Schedule 9.5(i) -- Actions, Suits and Proceedings


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                              SECURITY AGREEMENT

            THIS SECURITY AGREEMENT, dated as of October 6, 1999 (as the same may be amended, modified or supplemented from time to time, this "Agreement") by and among ELEPHANT & CASTLE GROUP INC., a corporation incorporated in the Province of British Columbia (the "Debtor") and each of its Subsidiaries signatories hereto and listed on Exhibit A hereto (the "Subsidiaries"), and GE Investment Private Placement Partners II, a Limited Partnership, a Delaware limited partnership (the "Secured Party").

                                  WITNESSETH:

            WHEREAS, the Debtor and the Secured Party have entered into that certain Note, Stock Purchase and Warrant Agreement dated November 30, 1995 (as amended, the "Note, Stock Purchase and Warrant Agreement") and, pursuant to the Note, Stock Purchase and Warrant Agreement, the Debtor has executed and delivered to the Secured Party convertible subordinated debentures in the aggregate principal amount of $9,000,000 (collectively, the "Notes"). Terms used herein not otherwise defined shall have the meaning ascribed thereto in the Note, Stock Purchase and Warrant Agreement.

            WHEREAS, the Secured Party desires to receive certain security for the repayment of the Notes and has agreed to waive and forgive interest due on the Notes by the Debtor to the Secured Party for the period commencing June 1, 1999 and ending November 30, 1999 and, in exchange therefor, the Debtor and its Subsidiaries have agreed to execute this Agreement and, pursuant hereto, to pledge the Collateral (as hereinafter defined) as security for the prompt satisfaction of the Secured Obligations (as hereinafter defined).

            WHEREAS, each Subsidiary signatory hereto is a direct or indirect wholly-owned subsidiary of the Debtor and will obtain benefits from the waiver of the interest due on the Notes described above.

            NOW, THEREFORE, in consideration of the foregoing and the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and confessed, and intending to be legally bound hereby, the Debtor, its Subsidiaries and the Secured Party agree as follows:

       1.     THE PLEDGE AND SECURITY INTEREST.

       1.1 In order to secure the prompt and unconditional payment and performance of the Secured Obligations (as herein defined), the Debtor and each of its Subsidiaries hereby:

              (a) grants to the Secured Party a lien and a first priority security interest in, and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to the Secured Party all of the Debtor's and each such Subsidiary's right, title, interest (including all
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       power of the Debtor and each such Subsidiary, if any, to pass greater title than it has itself), remedies, powers and privileges, of every kind and character now owned or hereafter acquired, created or arising in and to the following (all of the property referred to in this Section 1.1(a) and in Section 1.1(b) is hereinafter collectively called the "Collateral"):

                     (i) all shares of capital stock or other equivalents of the
              Subsidiaries of the Debtor owned by the Debtor, as set forth on Exhibit A hereto, and any shares of capital stock or other equity interest of any Subsidiary obtained in the future by the Debtor and the certificates representing all such shares or equity interest ("Subsidiaries Shares").

                     (ii) all other debt or equity interests of the Debtor in
              its Subsidiaries listed on Exhibit A hereto, presently owned or from time to time acquired by the Debtor in any manner, and all dividends, distributions, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such debt or equity interests referred to in clause (i) above;

                     (iii) all equipment now owned or hereafter acquired either by the Debtor or by its Subsidiaries, in all of its forms, located in the United States on all properties now or hereafter owned or leased by the Debtor or any of the Subsidiaries, a list of properties currently owned or leased by the Debtor or the Subsidiaries is attached hereto as Exhibit C, including, without limitation, all machinery and other goods, furniture, fixtures, furnishings, office supplies, appliances and all other similar types of tangible personal property of whatever nature (whether or not the same constitute fixtures) and all parts thereof and all accessions thereto, together with all parts, fittings, special tools, alterations, substitutions, replacements and accessions thereto.

                     (iv) all receivables, accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles (not otherwise specifically described herein) of the Debtor and each Subsidiary, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Debtor and each Subsidiary now or hereafter existing in and to all security agreements, guaranties and other contracts securing or otherwise relating to any such receivables, contracts, contract rights, chattel paper, documents, instruments and general intangibles, (any and all such receivables, contracts, contract rights, chattel paper, documents and instruments being the "Receivables", and any and all such security agreements, guaranties and other contracts being the "Related Contracts").

                     (v) all claims, awards and payments made as a result of the exercise of the right of eminent domain or condemnation against the property or any part thereof (the "Property") subject to any of the leases now or hereafter entered into

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              by the Debtor or any of the Subsidiaries (the "Leases"), a list of the Leases now held by Debtor and its Subsidiaries is set forth on Exhibit B hereto, or payments received in lieu of the exercise of any such right, all rents, income or profits arising as from or in connection with any of the Leases, all compensation received as damages for injury to the Property, all proceeds from insurance on improvements to the Property, and all proceeds of any sale, assignment or subletting of any of the Leases (collectively, "Lease Proceeds").

                     (vi) all products and proceeds of any of the foregoing
              including, without limitation, proceeds which constitute property of the types described in clauses (i) through (v) above, proceeds deposited from time to time in any lock boxes of the Debtor or any Subsidiary and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and all accessions, appurtenances and additions to and substitutions for any of the foregoing and all renewals and replacements of any of the foregoing, and all accounts, receivables, account receivables, instruments, notes, chattel paper, documents (including all documents of title), books, records, contract rights and general intangibles arising in connection with any of the foregoing.

                     (vii) (A) all U.S. and foreign copyrights, whether
              statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation copyrights registered in the United States Copyright Office or anywhere else in the world, applications for registration thereof, whether pending or in preparation for filing (all of the foregoing items in this clause (A) being collectively called a "Copyright"), mask works, and computer software and databases; (B) all Copyright licenses; (C) all extensions or renewals of any of the items described in clauses (A) and (B); (D) all proceeds of, and rights associated with, the foregoing, including without limitation royalties, income, payments, claims, damages and proceeds of suit; and (E) the right (but not obligation) to sue in the name of the Debtor or any Subsidiary for any past, present or future infringement of any Copyright, and all rights (but not obligations) corresponding thereto in the United States and any foreign country.

                     (viii) (A) all U.S. and foreign patents, registered
              designs, whether or not registered, and other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto, which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by the Debtor or any Subsidiary, in whole or in part, and all patent rights with respect thereto throughout the world (all of the foregoing items in this clause (A) being collectively called a "Patent"); (B) all of the Debtor's and each Subsidiary's right, title, and interest in all patentable inventions, and to file applications for Patents under federal law or the law or regulation of any foreign

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              country, and to request reexamination and/or reissue of any U.S.
              or foreign patents, and to extend such patents and patent rights;
              (C) all proceeds of, and rights associated with, the foregoing, including without limitation royalties, income, payments, claims, damages and proceeds of infringement suits; and (D) the right (but not obligation) to sue or bring interference proceedings in the name of the Debtor or any Subsidiary for past, present or future infringement of the Patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country.

              (b) grants to the Secured Party a lien and a first priority security interest in, and mortgages and pledges to the Secured Party all of the Debtor's and each Subsidiary's right, title, interest (including all power of the Debtor and each such Subsidiary, if any, to pass greater title than it has itself), remedies, powers and privileges, of every kind and character now owned or hereafter acquired, created or arising in and to the following: (A) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature, now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing (all of the foregoing items in this clause (A) being collectively called a "Trademark"); (B) all Trademark licenses; (C) all reissues, extensions or renewals of any of the items described in clauses (A) and (B); (E) all proceeds of, and rights associated with, the foregoing, including without limitation royalties, income, payments, claims, damages and proceeds of infringement suits; and
       (F) the right (but not obligation) to sue or bring cancellation or opposition proceedings in the name of the Debtor or any Subsidiary for any past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license or protection of any Trademark, and all rights (but not obligations) corresponding thereto in the United States and any foreign country.

       1.2 It is understood that, subject to Permitted Encumbrances (as hereinafter defined) the security interest hereby granted by the Debtor and the Subsidiaries to the Secured Party with respect to Collateral described in
Section 1.1 (a) and (b) hereof shall constitute a first priority security interest in such Collateral, subject, however, to the provisions of Section 1.3 below. The security interests granted by the Debtor and the Subsidiaries to the Secured Party pursuant to this Agreement are hereinafter referred to as the "Security Interest". The property and interests described in clauses (i) and
(ii) and clause (v) as it relates to the property and interests described in clauses (i) and (ii), all of Section 1.1(a) hereof, are hereinafter collectively referred to as the "Pledged Property". The property and interests described in clause (iii) and clause (v) as it relates to the property and interests described in clause (iii), all of Section 1.1(a) hereof, are hereinafter collectively referred to as the "Equipment". The term "Permitted Encumbrances" shall mean any purchase money security interests in Equipment used in

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connection with and located at the Property and not exceeding, together with any purchase money security interests permitted pursuant to Section 1.2 of the Canadian Security Agreement (as hereinafter defined), an aggregate principal amount of CDN$50,000 in any one year.

       1.3 The Secured Party hereby acknowledges and agrees that, notwithstanding any provisions of this Agreement to the contrary, it shall subordinate its Security Interest (by executing a consent to such subordination if so requested) in any Equipment acquired after the date hereof which is located on any new properties (the "New Properties") hereinafter purchased, leased or otherwise acquired by the Debtor or any of the Subsidiaries and used to operate a restaurant business to the lien of any security interest granted to any institutional lender which provides financing to Debtor or any of the Subsidiaries in respect of any such Equipment on the New Properties; PROVIDED, HOWEVER, that the extent of such subordination shall be limited to an aggregate amount of $2,000,000 and such subordination shall be pursuant to a subordination agreement reasonably satisfactory in form and substance to Secured Party and in all events the Secured Party shall retain a second priority interest in such Equipment.

       2.     THE SECURED OBLIGATIONS.

       2.1 In consideration of the grant of the Security Interest hereunder and the security interests granted pursuant to the Canadian Documents (as herein defined), the Secured Party hereby waives and forgives interest for the six (6) month period, beginning as of June 1, 1999 and ending on November 30, 1999 which would otherwise be due and payable by the Debtor to the Secured Party with respect to the Notes.

       2.2 This Agreement is being executed and delivered to secure, and the Security Interests herein granted shall secure: (a) full payment and performance of all of the indebtedness and obligations owing to the Secured Party by the Debtor under the Note, Stock Purchase and Warrant Agreement and the Notes, whether for principal, interest, costs, fees, expenses or otherwise, and (b) all covenants of the Debtor and the Subsidiaries under this Agreement and all covenants of the Debtor and the Subsidiaries under the Note, Stock Purchase and Warrant Agreement, in each case including all renewals, extensions and modifications thereof. All of such debts, indebtedness, liabilities, covenants, and duties referred to in (a) and (b) of this Section 2.2 are hereinafter collectively referred to as the "Secured Obligations".

       3. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

              (a) This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of all Secured Obligations, or until earlier terminated in accordance with the terms hereof and (ii) be binding upon the Debtor, and the Subsidiaries, their respective successors, transferees and assigns.

              (b) Subject to the applicable provisions of the Note, Stock Purchase and Warrant Agreement, the Secured Party may assign or otherwise transfer (in whole or in part) any Note held by it to any other Person or entity, and such other Person or entity shall

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       thereupon become vested with all the rights and benefits in respect thereof granted to the Secured Party under this Security Agreement or otherwise, subject, however, to any contrary provisions in such assignment or transfer.

              (c) Upon the payment in full of all Notes and the termination of all Secured Obligations, other than in connection with the exercise of remedies under this Agreement, the Security Interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor or the Subsidiaries, as the case may be. Upon any such termination, the Secured Party will, at sole expense of the Debtor execute and deliver to the Debtor and the Subsidiaries, such documents (without recourse and without representation or warranty) as the Debtor shall reasonably request to evidence such termination.

       4. DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding

              (a) the Debtor and each of the Subsidiaries shall remain liable under the contracts and agreements included in, or relating to, the Collateral to the extent set forth therein, and shall perform all of their respective duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

              (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor or the Subsidiaries from any of the Debtor's or the Subsidiaries' duties or obligations under any of the contracts or agreements included in, or relating to, the Collateral; and

              (c) the Secured Party shall have no obligation or liability under any such contracts or agreements included in, or relating to, the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor or any of the Subsidiaries thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

       5. SECURITY AND PLEDGE INTERESTS ABSOLUTE. All rights of the Secured Party and the Security Interest granted to and pledges made to the Secured Party hereunder, and all obligations of the Debtor and any of the Subsidiaries hereunder, shall be absolute and unconditional, irrespective of

              (a) any lack of validity or enforceability of the Note, Stock Purchase and Warrant Agreement or any Note;

              (b) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Debtor or any other Person under the provisions of the Note, Stock Purchase and Warrant Agreement, any Note or otherwise;

              (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations;

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              (d) any reduction, limitation, impairment or termination of any
       Secured Obligation of the Debtor or any of the Subsidiaries for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Debtor and each such Subsidiary hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of the Debtor or any of the Subsidiaries or otherwise;

              (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Note, Stock Purchase and Warrant Agreement or any Note;

              (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

              (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Debtor or any of the Subsidiaries.

       6. DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Pledged Property, including all Subsidiaries Shares, shall be delivered to and held by or on behalf of the Secured Party pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time after the occurrence of an Event of Default, in its discretion and without notice to the Debtor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Property, subject only to revocable rights specified in Section 3(b) hereof; provided, however, that the Secured Party shall promptly give notice to the Debtor following any such transfer of the Pledged Property. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Property for certificates or instruments of smaller or larger denominations.

       7. DIVIDENDS ON SUBSIDIARIES SHARES. In the event that any dividend in the ordinary course (excluding, without limitation, any distribution of the type described in clauses (i), (ii) and (iii) of Section 8 hereof) on the shares pledged pursuant to this Agreement is to be paid at a time when (x) no Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement has occurred and is continuing and (y) no Event of Default has occurred and is continuing, such dividend may be paid directly to the Debtor. If any such Default or Event of Default has occurred and is continuing, then any such dividend shall be paid directly to the Secured Party.

       8. SUBROGATION, ETC. Neither the Debtor nor any of the Subsidiaries will exercise any rights which it may acquire by reason of any payment on account of any Collateral, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash,

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of all Secured Obligations of the Debtor. Subject to the provisions of Section 7 hereof, any amount paid to the Debtor or any of the Subsidiaries on account of any Collateral prior to the payment in full of all Secured Obligations of the Debtor or any of the Subsidiaries, including without limitation (i) instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Property, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Property in connection with a total liquidation or dissolution of the payor of the dividends, and (iii) cash paid, payable or otherwise distributed in respect of principal of or in redemption of, or in exchange for, any Pledged Property, shall be held in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Debtor or any such Subsidiary, and shall immediately be paid to the Secured Party and credited and applied against the obligations of the Debtor, whether matured or unmatured, in accordance with the terms of the Note, Stock Purchase and Warrant Agreement.

       9. REPRESENTATIONS AND WARRANTIES. The Debtor and each of the Subsidiaries jointly and severally represents and warrants unto the Secured Party as set forth in this Section 9 on the date hereof and with respect to the Collateral, as at the date of each pledge and delivery hereunder:

       9.1 LOCATION OF COLLATERAL, ETC. All of the Equipment currently owned by the Debtor and the Subsidiaries is located at the places specified in Exhibit C hereto. None of the Equipment has, within the four months preceding the date of this Agreement, been located at any place other than the places specified in Exhibits C hereto. The place(s) of business and chief executive office of the Debtor and the office(s) where the Debtor keeps its records concerning the Collateral, including Receivables and all originals of all chattel paper which evidence Receivables, are located at 856 Homer Street, Fifth Floor, Vancouver, BC, Canada V613 2W5. The place(s) of business and chief executive office of each Subsidiary and the office(s) where such Subsidiary keeps its records concerning the Collateral, including Receivables and all originals of all chattel paper which evidence Receivables, are listed on Exhibit A hereto. Neither the Debtor nor any Subsidiary has any trade names. Neither the Debtor nor any Subsidiary has been known by any legal name different from the one set forth on the signature page hereto, nor has the Debtor or any Subsidiary been the subject of any merger or other corporate reorganization.

       9.2 OWNERSHIP, NO LIENS, ETC. The Debtor or the Subsidiaries, as the case may be, own the Collateral free and clear of any Lien, except for the security interest created by this Agreement and except as permitted by the Note, Stock Purchase and Warrant Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except financing statements (a) as may have been filed in favor of the Secured Party relating to this Agreement, or (b) with respect to which the Debtor has delivered UCC-3 (or similar releases) executed by the secured party to the Secured Party on the date hereof. Each of the Debtor and the Subsidiaries is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Collateral, which the Debtor has not previously sold, assigned or transferred and which is free and clear of all Liens, except the Lien granted pursuant hereto in favor of the

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Secured Party and Permitted Encumbrances. No Subsidiary of the Debtor, other than the Subsidiaries listed on Exhibit A hereto and on Exhibit A to the Canadian Security Agreement (as hereinafter defined), owns any Equipment.

       9.3 POSSESSION AND CONTROL. The Debtor or the Subsidiaries have exclusive possession and control of all of the Equipment.

       9.4 VALIDITY, ETC. This Agreement creates a valid first priority security interest in the Collateral as provided in Section 1.2 hereof, securing the payment of the Secured Obligations. The Security Interest constitutes, subject to the filings described in Section 9.5(b) below, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous documents in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the U.C.C. or other applicable law in such jurisdictions. The delivery of the Pledged Property to the Secured Party is effective to create a valid, perfected, first priority security interest in the Pledged Property and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect the Security Interest as it relates to the Pledged Property. All the Subsidiaries Shares are "certificated securities" as that term is defined in Section 8-102 of the U.C.C. (as hereinafter defined).

       9.5 DUE AUTHORIZATION, EXECUTION, APPROVAL, ETC.

              (a) No consent of any other party, other than those consents listed on Schedule 9.5(a) attached hereto, and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Debtor and the Subsidiaries of the Security Interest granted hereby or for the pledge by the Debtor and the Subsidiaries of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by the Debtor and the Subsidiaries, or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder including the exercise by the Secured Party of the voting or other rights provided for in this Agreement, or, except with respect to any Subsidiaries Shares, as may be required in connection with a disposition of such Subsidiaries Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Pledged Property pursuant to this Agreement and, except for the filing of executed UCC-1 financing statements in the following states: Minnesota, Pennsylvania, California, Massachusetts and Washington, and the following counties: Mennepin County, Minnesota, Philadelphia County, Pennsylvania, San Diego County, California, King County, Washington, Whatcom County, Washington, and Boston, Massachusetts.

              (b) Fully executed financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Secured Party for filing in each governmental, municipal or other office specified in Schedule 9.5(b) hereto, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect

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       the Security Interest in Collateral consisting of United States
       Trademarks or Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Secured Party in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

              (c) This Agreement and the Security Interest created hereby is in full compliance with the terms of all documents, instruments and agreements relating to the Debtor and the Subsidiaries or among the Debtor's or the Subsidiaries' shareholders, respectively, including, without limitation, the Debtor's memorandum and articles and the certificate of incorporation and bylaws of each Subsidiary.

              (d) The Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, has the corporate power and authority to own its assets and to transact its business and is duly qualified under the laws of each jurisdiction in which such qualification is required.

              (e) Each Subsidiary of the Debtor is a corporation duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact its business and is duly qualified under the laws of each jurisdiction in which such qualification is required.

              (f) This Agreement is a legal, valid and binding obligation of the Debtor and each Subsidiary, enforceable against the Debtor and each Subsidiary in accordance with its terms.

              (g) The execution, delivery and performance of this Agreement by the Debtor and each Subsidiary have been duly authorized by all necessary corporate action and do not and will not contravene the Debtor's memorandum or articles and each Subsidiary's certificate of incorporation or bylaws.

              (h) The execution, delivery and performance of this Agreement by the Debtor and each Subsidiary do not and will not (1) require any consent which has not been obtained; (2) violate any provision of law or require filing or registration with any governmental authority; (3) result in a breach or constitute a default under or require any consent under any indenture or loan or credit agreement, any other agreement, lease or instrument to which the Debtor or any Subsidiary is a party or by which any of their property is bound; (4) result in, or require, the creation or imposition on any lien, security interest or other encumbrance upon or with respect to any of their properties now owned or hereafter acquired; or (5) cause the Debtor or any Subsidiary to be in default under any law, order, writ, judgment, injunction, decree, agreement, lease or instrument.

              (i) Other than as set forth on Schedule 9.5(i) attached hereto, there are no actions, suits or proceedings pending or, to the Debtor's and each Subsidiary's best knowledge, threatened against or with respect to the Debtor or such Subsidiary that are (1) reasonably likely to materially and adversely affect its obligations under this Agreement; or
       (2) reasonably likely to materially and adversely affect its business, property, assets, condition (financial or otherwise), results of operation, or prospects.

       9.6 AS TO SUBSIDIARIES SHARES. In the case of any Subsidiaries Shares pledged by the Debtor, all of such Subsidiaries Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Subsidiary of the Debtor.

       9.7 COMPLIANCE WITH LAWS. The Debtor and each Subsidiary is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the noncompliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) of the Debtor and the Subsidiaries taken as a whole or the value of the Collateral.

       10. CERTAIN COVENANTS. The Debtor and each of the Subsidiaries jointly and severally covenants and agrees that, so long as any portion of the Notes shall remain unpaid or any Secured Obligations shall remain outstanding, the Debtor and each such Subsidiary will, unless the Secured Party shall otherwise consent in writing, perform the obligations set forth in this Section 10.

       10.1 AS TO EQUIPMENT. The Debtor and each Subsidiary hereby agrees that it shall:

              (a) keep all the Equipment at the places therefor specified in Exhibit C hereto, or, upon 30 days' prior written notice to the Secured Party, at such other places in a jurisdiction where all representations and warranties set forth in Section 9 (including Section 9.4) shall be true and correct, and all action required pursuant to the first sentence of Section 10.7 shall have been taken with respect to the Equipment;

              (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and forthwith, or in the case of any loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Secured Party a statement respecting any loss or damage to any of the Equipment; and

              (c) promptly pay when due all material property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP as in effect in Canada have been set aside.

              10.2 AS TO RECEIVABLES.

              (a) Subject to Section 10.3(b), the Debtor and each Subsidiary shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidenced Receivables, located at its chief executive office of the Debtor or such Subsidiary, or, upon 30 days' prior written notice to the Secured Party, at such other locations in a jurisdiction where all actions required by Section 10.7 shall have been taken with respect to the Receivables; not change its name except upon 30 days' prior written notice to the Secured Party; hold and preserve such records and chattel paper; and permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

              (b) Until such time as the Secured Party shall notify the Debtor or any of its Subsidiaries that a Default of the nature referred to in
       Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, the Debtor and each Subsidiary shall, in accordance with its customary business practices, continue to collect, at its own expense, all amounts due or to become due to it under the Receivables; provided, however, that the Secured Party shall have the right, at any time after notice to the Debtor or the Subsidiary from the Secured Party that a Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor or such Subsidiary thereunder directly to the Secured Party and, upon such notification and at the expense of the Debtor or such Subsidiary, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor or such Subsidiary might have done. After delivery to the Debtor or the Subsidiary of the notice from the Secured Party referred to above:

                     (i) all amounts and proceeds (including instruments)
              received by the Debtor or the Subsidiary in respect of any Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Debtor or such Subsidiary, and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsements) to be held as cash collateral and applied as provided by Section 13; and

                     (ii) except in the ordinary course of business, neither the
              Debtor, nor any Subsidiary shall, without the consent of the Secured Party, adjust, settle, or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

            After the occurrence and during the continuance of an Event of Default, (A) the Secured Party may in its own name or in the name of others communicate with account debtors in order to verify with them to the Secured Party `s satisfaction the existence, amount and terms of any Receivables and (B) the Secured Party shall have the right, at the Debtor's expense, to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and the Debtor agrees to furnish all such assistance.

              10.3 AS TO OTHER COLLATERAL.

              (a) Until such time as the Secured Party shall notify the Debtor or any Subsidiary of the revocation of such power and authority, which notice may be given by the Secured Party at any time if a Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, the Debtor and each Subsidiary (i) will, at its own expense, endeavor to collect, as and when due in accordance with its customary practices, all amounts due with respect to any of the Collateral (except as otherwise specifically provided herein), including the taking of such action with respect to such collection as the Secured Party may reasonably request or, in the absence of such request, as the Debtor or such Subsidiary may deem advisable, and (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral (except as otherwise specifically provided herein), any rebate, refund or allowance to which such party may be lawfully entitled, may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral (except as otherwise specifically provided herein). The Secured Party, however, may, at any time, after Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, notify any parties obligated on any of the Collateral (except as otherwise specifically provided herein) to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral (except as otherwise specifically provided herein) by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Secured Party, the Debtor or any Subsidiary will, at its own expense, notify any parties obligated on any of the Collateral (except as otherwise specifically provided herein) to make payment to the Secured Party of any amounts due or to become due thereunder.

              (b) The Secured Party is authorized to endorse, in the name of the Debtor or any Subsidiary, any item, howsoever received by the Secured Party, representing any payment on or other proceeds of any of the Collateral (except as otherwise specifically provided herein). The Debtor and each Subsidiary shall, immediately following the occurrence and during the continuance of a Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default deliver to the Secured Party possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by the Debtor or such Subsidiary (duly endorsed in blank, if requested by the Secured Party).

              10.4 AS TO COLLATERAL; FURTHER ASSURANCES, ETC.

              (a) Except as expressly provided in the Note, Stock Purchase and Warrant Agreement, neither the Debtor nor any of the Subsidiaries will sell, assign, transfer, pledge, encumber in any manner or otherwise dispose of, or grant any option with respect to, the Collateral (except in favor of the Secured Party hereunder). The Debtor and each Subsidiary will warrant and defend the right and title herein granted unto the Secured Party in and to the Collateral pledged by it hereunder (and all right, title, and interest represented by such Collateral) against the claims and demands of all Persons whomsoever. The Debtor and each of the Subsidiaries agrees that it will not issue any stock or other securities in addition to or in substitution for the Subsidiaries Shares. The Debtor and each such Subsidiary agrees that at any time, and from time to time, at the expense of the Debtor, the Debtor and the Subsidiary will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted by the Debtor and each such Subsidiary hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral pledged by it hereunder.

              (b) STOCK POWERS, ETC. The Debtor agrees that all Subsidiaries Shares (and all other shares of capital stock constituting Pledged Property) delivered by the Debtor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Secured Party. The Debtor will, from time to time upon the request of the Secured Party, promptly deliver to the Secured Party such stock powers, instruments, and similar documents, satisfactory in form and substance to the Secured Party, with respect to the Pledged Property as the Secured Party may reasonably request.

              (c) CONTINUOUS PLEDGE. Subject to Section 4, the Debtor will, at all times, keep pledged to the Secured Party pursuant hereto all Subsidiaries Shares and all other shares of capital stock constituting Pledged Property, all dividends and distributions with respect thereto, and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Debtor in respect of any Pledged Property.

              (d) VOTING RIGHTS; DIVIDENDS, ETC. The Debtor agrees:

                     (i) So long as no Event of Default shall have occurred, the
              Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Debtor shall not exercise or refrain from exercising any such right if (A) such action would modify or in any way adversely change the Debtor's or the Secured Party's rights under the

              Pledged Property or any part thereof or (B) the Secured Party shall notify the Debtor that in the Secured Party's sole judgment such action would modify or in any way adversely change the Debtor's or the Secured Party's rights under the Pledged Property or any part thereof.

                     (ii) after any Default of the nature referred to in Section
              6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Debtor and without any request therefor by the Secured Party, to deliver (properly endorsed where required hereby or requested by the Secured Party) to the Secured Party all dividends, distributions, all interest, all principal, all other cash payments, and all proceeds of the Pledged Property, all of which shall be held by the Secured Party for use in accordance with Section 13.1; and

                     (iii) after any Event of Default shall have occurred and be continuing and the Secured Party has notified the Debtor of the Secured Party's intention to exercise its voting power under this
              Section 10.4:

                        (A) the Secured Party may exercise (to the exclusion of
            the Debtor) the voting power and all other incidental rights of ownership with respect to any Subsidiaries Shares or other shares of capital stock constituting Pledged Property and the Debtor hereby grants the Secured Party an irrevocable proxy, exercisable under such circumstances, to vote the Subsidiaries Shares and such other Pledged Property; and

                        (B) promptly to deliver to the Secured Party such
            additional proxies and other documents as may be necessary to allow the Secured Party to exercise such voting power.

All dividends, distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Debtor but which Debtor is then obligated to deliver to the Secured Party, shall, until delivery to the Secured Party, be held by the Debtor separate and apart from its other property in trust for the Secured Party. The Secured Party agrees that unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given the notice referred to in Section 10.4(d), the Debtor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Subsidiaries Shares) constituting Pledged Property and the Secured Party shall, upon the written request of the Debtor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Debtor which are necessary to allow the Debtor to exercise voting power with respect to any such share of capital stock (including any of the Subsidiaries Shares) constituting Pledged Property; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Debtor that would impair any Pledged Property or be inconsistent with or violate any provision of this Agreement, the Notes or the Note, Stock Purchase and Warrant Agreement.

              (e) ADDITIONAL SUBSIDIARIES SHARES. The Debtor agrees to pledge, hypothecate, assign, charge, mortgage, deliver and transfer to the Secured Party, for its benefit, shares of any additional subsidiaries, if any, formed, purchased or otherwise acquired by the Debtor after the date hereof within three (3) business days after such formation, purchase or other acquisition, and all dividends, distributions, interest, cash, instruments and other property or rights the Debtor might have with respect to such shares as provided in Sections 6 and 7 hereof.

       10.5 INSURANCE. The Debtor will maintain or cause to be maintained insurance of the type, in the amounts and with such insurance companies as provided in Section 5O of the Note, Stock Purchase and Warrant Agreement. If a Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, all proceeds of all insurance maintained by the Debtor or the Subsidiaries and covering the Collateral shall be paid to the Secured Party for application to the payment in full of all outstanding Secured Obligations.

       10.6 TRANSFERS AND OTHER LIENS. Neither the Debtor nor any of the Subsidiaries shall, without the prior written consent of the Secured Party, which may be granted or denied by the Secured Party in its sole and absolute discretion:

              (a) sell, assign (by operation of law or otherwise) transfer, or otherwise dispose of any of the Collateral other than worn-out or obsolete Equipment;

              (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral or Leases to secure Indebtedness of any Person or entity, except for the Security Interest created by this Agreement, Permitted Encumbrances and security interest in the New Properties as permitted by Section 1.3, and except as permitted by the Note, Stock Purchase and Warrant Agreement; or

              (c) sell, assign (by operation of law or otherwise), transfer, sublet or otherwise dispose of any Lease.

       10.7 FURTHER ASSURANCES, ETC. The Debtor and each of the Subsidiaries agrees that, from time to time at its own expense, the Debtor and each such Subsidiary will promptly execute and deliver all further instruments and documents including, without limitation, assignments, certificates and supplemental documents, and do all further acts or things, that may be necessary or desirable, or that the Secured Party may request, in order to more fully evidence, perfect, preserve and protect any Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor and each such Subsidiary will:

              (a) mark conspicuously each chattel paper included in the Receivables and each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such chattel paper, Related Contract or Collateral is subject to the Security Interest granted hereby;

              (b) if any Collateral shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Secured Party hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party;

              (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the Security Interests and other rights granted or purported to be granted to the Secured Party hereby;

              (d) furnish to the Secured Party, from time to time at the Secured Party's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail;

              (e) furnish such other information as the Secured Party may reasonably request concerning the Collateral;

              (f) promptly notify the Secured Party of any change in the facts or circumstances warranted or represented by the Debtor or any of the Subsidiaries herein which change could reasonably be expected to have a material adverse effect on the business of the Debtor or such Subsidiary or the ability of the Debtor or such Subsidiary to perform its obligations under the Note, Stock Purchase and Warrant Agreement or this Agreement; and

              (g) promptly notify the Secured Party of any material claim, action, or proceeding commenced against the Debtor or any of the Subsidiaries.

With respect to the foregoing and the grant of the Security Interest hereunder, the Debtor and each of the Subsidiaries hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, without the signature of the Debtor or such Subsidiary where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

       10.8 LANDLORD CONSENTS. The Debtor and each Subsidiary covenants and agrees that it will use its best efforts to obtain as promptly as practicable following execution of this Agreement, all consents from third parties necessary to effect the transactions contemplated by this Agreement, such consents to be substantially in the form attached hereto as Exhibit G (the "Landlord Consent").

       10.9 ADDITIONAL SUBSIDIARIES. The Debtor covenants and agrees that it will cause any subsidiary of which the Debtor owns 75% or more of the issued and outstanding voting shares and which purchases or otherwise acquires any property or interests of a nature described in Section 1.1(a) and Section 1.1(b) after the date hereof, within three (3) business days after any such purchase or acquisition, to become a party to this Agreement and thereby grant a security interest in such property or interests purchased or otherwise acquired by it and be bound by all of the provisions hereof.

       11. SECURED PARTY

       11.1 SECURED PARTY APPOINTED ATTORNEY-IN-FACT. The Debtor and each of the Subsidiaries hereby irrevocably appoints the Secured Party as the Debtor's and each such Subsidiary's attorney-in-fact, with full authority in the place and stead of the Debtor or such Subsidiary and in the name of the Debtor or such Subsidiary or otherwise, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

              (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys representing any dividend, interest payment or other distribution or payment due and to become due under or in respect of any of the Collateral;

              (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

              (c) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

              (d) to perform the affirmative obligations of the Debtor or any such Subsidiary hereunder (including all obligations of the Debtor or any such Subsidiary pursuant to Section 10.7); and

              (e) without limiting the generality of the foregoing, following the occurrence of an Event of Default, to assign, sell or otherwise dispose of all right, title and interest of the Debtor in and to the Trademarks listed on Schedule I to the Trademark Agreement, and including those trademarks which are added to the same subsequent hereto, and all registrations and recordings thereof, and all pending applications therefor, and to record, register and file, or accomplish any other formality with respect to the foregoing, and to execute and deliver any and all agreements, documents, statements, certificates, instruments of assignment or other papers necessary or advisable to effect such purpose as the Secured Party may in its sole discretion determine.

The Debtor and each of the Subsidiaries hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 11 is irrevocable and coupled with an interest.

       11.2 SECURED PARTY MAY PERFORM. If the Debtor or any of the Subsidiaries fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor pursuant to Section 13.3.

       11.3 SECURED PARTY HAS NO DUTY. In addition to, and not in limitation of,
Section 4, the powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession or control and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral including, without limitation, with respect to the Pledged Property, responsibility for

              (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Secured Party has or is deemed to have knowledge of such matters, or

              (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

       11.4 REASONABLE CARE. The Secured Party is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession or control; provided, however, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property and if it takes such action for that purpose as the Debtor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

       12. DEFAULT. As used herein, the term "Event of Default" shall mean any one of the following events:

              (a) any representation or warranty made by the Debtor or any of the Subsidiaries in this Agreement or in any writing furnished in connection with entering in the transactions contemplated hereby shall be false in any material respect on the date as of which made;

              (b) the Debtor or any of the Subsidiaries shall fail to observe or perform any covenant, condition or agreement set forth in this Agreement and such failure shall continue unremedied for a period of fifteen (15) days after notice thereof from the Secured Party to the Debtor;

              (c) any Event of Default under the Note, Stock Purchase and Warrant Agreement shall have occurred and be continuing; or

              (d) any Event of Default under the Canadian Security Agreement (as hereinafter defined) shall have occurred and be continuing.

       13.  REMEDIES

       13.1 CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing that has not been cured or waived:

              (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at the time ("U.C.C.") (whether or not the U.C.C. applies to the affected Collateral) and also may

                     (i) require the Debtor and each Subsidiary to, and the
              Debtor and each such Subsidiary hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

                     (ii) without notice except as specified below, sell, lease, or otherwise dispose of the Collateral or any part thereof, in its then condition or following any commercially reasonable preparation or processing, in one or more parcels at public or private sale or other proceeding, at any of the Secured Party's offices, on the premises of the Debtor, at any exchange, broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full). The Debtor and each of the Subsidiaries agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid in full by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Debtor or any of the Subsidiaries (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from the Debtor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Debtor or any of the Subsidiaries therefor. Each purchaser at any sale shall hold the property sold absolutely free from any claim or right on the part of the Debtor or any of the Subsidiaries and each of the Debtor and the Subsidiaries hereby waives all rights of redemption, stay, valuation and appraisal Debtor or any such Subsidiary now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted; and

                     (iii) without limiting the generality of the foregoing,
              require the Debtor and each Subsidiary to, and the Debtor and each such Subsidiary hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assign, all right, title and interest of the Debtor or such Subsidiary in and to the Trademarks listed on Schedule I to the Trademark Agreement, and including those trademarks which are added to the same subsequent hereto, and all registrations and recordings thereof, and all pending applications therefor, and record, register and file, or accomplish any other formality with respect to the foregoing, and execute and deliver any and all agreements, documents, statements, certificates, instruments of assignment or other papers necessary or advisable to effect such purpose.

              (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 13.3) in whole or in part by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus. If the proceeds of the sale of the Collateral are insufficient to pay all the Secured Obligations, the Debtor agrees to pay upon demand any deficiency to the Secured Party.

(c)   The Secured Party may

      (i) transfer all or any part of the Pledged Property into the name of the Secured Party or its nominee, with or without disclosing that such Pledged Property is subject to the lien and security interest hereunder,

      (ii) notify the parties obligated on any of the Collateral to make payment to the Secured Party of any amount due or to become due thereunder,

      (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

      (iv) endorse any checks, drafts, or other writings in the Debtor's or a Subsidiary's name to allow collection of the Collateral,

      (v)   take control of any proceeds of the Collateral,

      (vi) execute (in the name, place and stead of the Debtor or the Subsidiaries) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d)   The Secured Party further may:

      (i) foreclose or otherwise enforce the Security Interest, in whole or in part, against the Collateral by any available judicial procedure;

      (ii) enter upon the premises where any of the Collateral not in the possession of the Secured Party or its agent is located and take possession thereof and remove the same, with or without judicial process;

      (iii) at its discretion, surrender any policies of insurance on the Collateral and receive the unearned premiums, and as the agent and attorney-in-fact for the Debtor and the Subsidiaries to collect such premiums; and

      (iv) at its discretion, retain the Collateral in satisfaction of the Secured Obligations where the circumstances are such that the Secured Party is entitled to do so under the Code and otherwise.

      13.2 COMPLIANCE WITH RESTRICTIONS. Each of the Debtor and the Subsidiaries agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Debtor and the Subsidiaries further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to the Debtor or the Subsidiaries for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

      13.3 INDEMNITY AND EXPENSES.

          (a) Each of the Debtor and the Subsidiaries agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

          (b) The Debtor and each of its Subsidiaries will, so long as an Event of Default shall not have occurred and be continuing, within 15 Business Days after demand and, if an Event of Default has occurred and is continuing, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the costs of any insurance and payment of taxes and other charges and the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with

                (i)  the administration of this Agreement,

               (ii) the custody, preservation, use or operation of or the sale of, collection from, or other realization upon, any of the Collateral,

               (iii) the exercise or enforcement of any of the rights of the
                     Secured Party hereunder, or

               (iv) the failure of the Debtor or any of the Subsidiaries to perform or observe any of the provisions hereof.

            All such expenses, costs, taxes and other charges shall be a part of the Secured Obligations and shall bear interest at the maximum rate permitted by applicable law from the date incurred until the date repaid to the Secured Party. It is agreed, however, that the risk of loss or damage to the Collateral is on the Debtor and the Subsidiaries prior to the Secured Party's exercise of any right or remedy described herein, and the Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

      14. CLOSING CONDITIONS. The Secured Party's obligation to enter into this Security Agreement and to waive and forbear interest as contemplated in Section 2.1 hereof is subject to the satisfaction, at or prior to the date hereof, of the following conditions:

             (a) the representations and warranties made by the Debtor and each of the Subsidiaries in Section 9 hereof shall be true and correct on and as of the date hereof and the Debtor and each of the Subsidiaries shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the date hereof, and the Debtor shall have delivered to the Secured Party an Officer's Certificate, dated the date hereof, to such effect;

             (b) the Debtor and each of the Subsidiaries shall have executed and delivered:

                   (i) the Assignment and Assumption of Lease, substantially in the form attached hereto as Exhibit E, with respect to the Leases; and

                   (ii) the Trademark Agreement (US), substantially in the form attached hereto as Exhibit D, with respect to United States Trademarks;

            (c) the Debtor shall have executed and delivered the letter agreement, substantially in the form attached hereto as Exhibit F, with respect to the Assignment and Assumption of Lease, referred to above;

            (d) the Secured Party shall have received such other documents, instruments, opinions or assurances, including, without limitation, corporate resolutions and good standing and incumbency certificates, as the Secured Party and its counsel may request;

            (e) the Debtor and the Secured Party shall have entered into the Waiver and Amendment No. 6 dated as of October 6, 1999;

            (f) Jeffrey M. Barnett, Jephco Holdings Ltd., a corporation incorporated in the Province of British Columbia, Barnesco Holdings Ltd., a corporation incorporated in the Province of British Columbia, the Secured Party and GE Investment Management Incorporated, a Delaware corporation, as the general partner of the Secured Party, shall have entered into the Voting Trust Agreement dated as of July 16, 1999;

            (g) the Debtor, Jeffrey M. Barnett and Jephco Holdings Ltd., a corporation incorporated in the Province of British Columbia, shall have entered into the Settlement Agreement dated as of June 25, 1999; and

            (h) the Debtor and each of its subsidiaries formed under the Canadian federal laws or laws of any province of Canada (the "Canadian Subsidiaries") shall have executed and delivered a security agreement (the "Canadian Security Agreement") substantially in the form of this Agreement and the other documents required by the Canadian Security Agreement (such documents, together with the Canadian Security

      Agreement, herein referred to as the "Canadian Documents") to which the Debtor and the Canadian Subsidiaries are a party.

      15.   MISCELLANEOUS PROVISIONS.

      15.1 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Debtor or any of the Subsidiaries herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      15.2 ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and, if to the Debtor or any of the Subsidiaries, delivered or transmitted to it at 856 Homer Street, Fifth Floor, Vancouver, British Columbia, V6B 2W6, facsimile number (604) 684-8595 and if to the Secured Party, delivered or transmitted to it, at the address or facsimile number of the Secured Party specified in the Note, Stock Purchase and Warrant Agreement, or as to any party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

      15.3 SECTION CAPTIONS. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

      15.4 SEVERABILITY. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      15.5 COUNTERPARTS, ETC. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.

      15.6 RIGHTS CUMULATIVE. All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy which the Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the Security Interest herein or in the collection of the Notes or the Secured Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights and remedies.

      15.7 ASSIGNMENT. The rights, powers and interests held by the Secured Party hereunder, together with the Collateral, may be transferred and assigned by the Secured Party, without the prior written consent of the Debtor or any of the Subsidiaries. The rights of the Debtor and any of the Subsidiaries are not transferable hereunder without the written consent of the Secured Party.

      15.8 NO WAIVER. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      15.9 BINDING EFFECT. This Agreement shall be binding on the Debtor and the Subsidiaries and the Debtor's and the Subsidiaries' successors and assigns and shall inure to the benefit of the Secured Party, and the Secured Party's successors and assigns.

      15.10 TERMINATION. This Agreement and the Security Interest in the Collateral will terminate upon the earlier to occur (i) satisfaction and payment in full of all of the Secured Obligations by extinguishment thereof but not by renewal, modification or extension thereof or (ii) fifteen (15) days following the request of the Debtor received on or at any time after the third anniversary of the date of this Agreement; provided, however, that (A) the Debtor is, on the date of the termination, and has been, at all times during the twelve (12) months preceding such date, in compliance with its covenants contained in
Section 5 of the Notes, Stock Purchase and Warrant Agreement, (B) on the date of the termination there exists no Default or "Event of Default" (as defined in the Note, Stock Purchase and Warrant Agreement) or Event of Default hereunder, and
(C) there is no litigation in excess of $200,000 existing, pending or threatened against the Debtor or any of its Subsidiaries on the date of the termination.

      15.11 AGREEMENT AS FINANCING STATEMENT. The Secured Party shall have the right at any time to execute and file this Agreement as a financing statement, but the failure of the Secured Party to do so shall not impair the validity or enforceability of this Agreement.

      15.12 NUMBER AND GENDER OF WORDS. Whenever herein the singular is used, the same shall include the plural where appropriate, and the words of any gender shall include each other where appropriate.

      15.13 U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including the recitals, with such meanings.

      15.14 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE
DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES.

      15.15 FORUM SELECTION AND CONSENT TO JURISDICTION. THE DEBTOR AND EACH OF THE SUBSIDIARIES IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE

IN THE CITY OF VANCOUVER. THE DEBTOR AND EACH OF THE SUBSIDIARIES HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION IN THE COURTS OF THE STATE OF NEW YORK AND IN THE FEDERAL COURTS IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE DEBTOR OR ANY OF THE SUBSIDIARIES HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE DEBTOR AND EACH OF THE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day, month and year first above written.

                                    DEBTOR:

                                    ELEPHANT & CASTLE GROUP INC.


                                    By:      /s/ Rick Bryant
                                         -----------------------------
                                         Name:   Rick Bryant
                                         Title:  President and CEO

                                    SUBSIDIARIES:


                                    ELEPHANT & CASTLE, INC.


                                    By:      /s/ Rick Bryant
                                         -----------------------------
                                         Name:   Rick Bryant
                                         Title:  President and CEO

                                    ALAMO GRILL, INC.


                                    By:      /s/ Rick Bryant
                                         -----------------------------
                                         Name:   Rick Bryant
                                         Title:  President and CEO

                                    ELEPHANT AND CASTLE OF PENNSYLVANIA, INC.


                                    By:      /s/ Rick Bryant
                                         -----------------------------
                                         Name:   Rick Bryant
                                         Title:  President and CEO


                                    E & C PUB, INC.


                                    By:      /s/ Rick Bryant
                                         -----------------------------
                                         Name:   Rick Bryant
                                         Title:  President and CEO

                                    MASSACHUSETTS ELEPHANT & CASTLE GROUP,
                                    INC.


                                    By:      /s/ Rick Bryant
                                         -----------------------------
                                         Name:   Rick Bryant
                                         Title:  President and CEO

                                    ELEPHANT & Castle International, Inc.


                                    By:      /s/ Rick Bryant
                                         -----------------------------
                                         Name:   Rick Bryant
                                         Title:  President and CEO

                                    SECURED PARTY:

                                    GE INVESTMENT PRIVATE PARTNERS II, A
                                    LIMITED PARTNERSHIP
                                    By:  GE Investment Management
                                    Incorporated, its General Partner

                                    By:   /s/ Michael M. Pastore
                                          ------------------------------
                                          Name:  Michael M. Pastore
                                          Title:    Vice President